Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Bradley Kosler VP Finance 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

Fiscal Second Quarter 2026 Financial Highlights:

•Net sales of $394.6 million
•Net income of $6.1 million; 1.5% of net sales
•GAAP EPS of $0.42; adjusted EPS of $0.76
•Adjusted EBITDA of $39.6 million; 10.0% of net sales
•Cash provided by operating activities of $11.2 million; negative free cash flow of $0.9 million

Fiscal 2026 Year to Date Financial Highlights:

•Net sales of $797.7 million
•Net income of $20.7 million; 2.6% of net sales
•GAAP EPS of $1.42; adjusted EPS of $1.77
•Adjusted EBITDA of $81.9 million; 10.3% of net sales
•Cash provided by operating activities of $44.3 million; free cash flow of $24.0 million

WINCHESTER, Virginia (November 25, 2025) -- American Woodmark Corporation (NASDAQ: AMWD) (“American Woodmark,” “the Company,” “we,” “our,” or “us”) today announced results for its second fiscal quarter ended October 31, 2025.

“Demand trends remain challenged in both the new construction and remodel markets. Our teams are executing well despite the lower volumes and delivered Adjusted EBITDA margins of 10.0% for the second fiscal quarter,” said Scott Culbreth, President and CEO. “Actions have been put in place or are in process to mitigate tariff and lower demand impacts on the business, including structural cost reductions, supplier negotiations, alternative sourcing and price increases. We estimate the unmitigated tariff impact at the current rates, in effect as of today's date, to represent approximately 4-4.5% of the Company’s annualized net sales with the impact varying by product category. This impact does not include the potential increase on Section 232 tariffs to 50%. The Company is also focused on closing the previously announced merger transaction with MasterBrand, Inc. so that we can provide a broader product portfolio across expanded channels, advance our innovation capabilities, and create exciting opportunities for team members.”

Second Quarter Results

Net sales for the second quarter of fiscal 2026 decreased $57.8 million, or 12.8%, to $394.6 million compared with the same quarter last fiscal year. Net income was $6.1 million ($0.42 per diluted share and 1.5% of net sales) compared with $27.7 million ($1.79 per diluted share and 6.1% of net sales) for the same quarter last fiscal year. Net income decreased $21.6 million due to the following: lower net sales, higher tariff and input costs, merger-related expenses, higher interest expense, and restructuring charges, net. These increases were partially offset by lower volume-based costs at our operating locations, lower incentive compensation, favorable mark-to-market adjustments on our foreign exchange forward contracts, and controlled discretionary spending across all locations and functions. Adjusted EPS per diluted share was $0.76 for the second quarter of fiscal 2026 compared with $2.08 for the same quarter last fiscal year. Adjusted EBITDA for the second quarter of fiscal 2026 decreased $20.6 million, or 34.1%, to $39.6 million, or 10.0% of net sales, compared with $60.2 million, or 13.3% of net sales, for the same quarter last fiscal year.

AMWD Announces Second Quarter Results

November 25, 2025

Fiscal Year to Date Results

Net sales for the first six months of fiscal 2026 decreased $113.9 million, or 12.5%, to $797.7 million compared with the same period last fiscal year. Net income was $20.7 million ($1.42 per diluted share and 2.6% of net sales) compared with $57.3 million ($3.68 per diluted share and 6.3% of net sales) for the same period last fiscal year. Net income decreased $36.6 million due to the following: lower net sales combined with an unfavorable mix shift towards value-based offerings, higher tariff and product input costs, increased Digital Transformation spending related to our ERP deployment strategy, merger-related expenses, higher interest expense, and restructuring charges, net. These increases were partially offset by lower volume-based costs at our operating locations, lower incentive compensation, favorable mark-to-market adjustments on our foreign exchange forward contracts, and controlled discretionary spending across all locations and functions. Adjusted EPS per diluted share was $1.77 for the first six months of fiscal 2026 compared with $4.22 for the same period last fiscal year. Adjusted EBITDA for the first six months of fiscal 2026 decreased $41.2 million, or 33.5%, to $81.9 million, or 10.3% of net sales, compared with $123.1 million, or 13.5% of net sales, for the same period last fiscal year.

In light of our pending merger with MasterBrand, Inc., previously announced on August 6, 2025, we will not be holding a conference call to discuss our second quarter of fiscal 2026 results and we will not be providing or updating previously issued financial guidance.

Balance Sheet & Cash Flow

As of October 31, 2025, the Company had $52.1 million in cash plus access to $315.2 million of additional availability under its revolving credit facility. Also, as of October 31, 2025, the Company had $195.0 million in term loan debt and $173.4 million drawn on its revolving credit facility and net leverage was 1.90.

Cash provided by operating activities for the first six months of fiscal 2026 was $44.3 million and free cash flow totaled $24.0 million. The Company repurchased 209,757 shares, or approximately 1.4% of shares outstanding, for $12.4 million during the first six months of fiscal 2026.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 7,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, actual outcomes and results may differ materially from those expressed or implied in any such forward looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces Second Quarter Results

November 25, 2025

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2025	2024	2025	2024

Net sales	$394,637	$452,482	$797,683	$911,610
Cost of sales & distribution	334,734	366,771	670,290	733,033
Gross profit	59,903	85,711	127,393	178,577
Sales & marketing expense	21,728	21,738	45,291	46,075
General & administrative expense	24,368	20,237	47,281	41,739
Restructuring charges, net	1,458	1,133	2,280	1,133
Operating income	12,349	42,603	32,541	89,630
Interest expense, net	4,531	2,448	8,667	4,738
Other (income) expense, net	(1,079)	4,702	(4,698)	9,942
Income tax expense	2,800	7,767	7,880	17,631
Net income	$6,097	$27,686	$20,692	$57,319

Earnings Per Share:
Weighted average shares outstanding - diluted	14,622,814	15,435,311	14,601,845	15,557,210

Net income per diluted share	$0.42	$1.79	$1.42	$3.68

AMWD Announces Second Quarter Results

November 25, 2025

Condensed Consolidated Balance Sheet
(Unaudited)
	October 31,	April 30,
	2025	2025

Cash & cash equivalents	$52,066	$48,195
Customer receivables, net	104,191	111,171
Inventories	184,836	178,111
Income taxes receivable	4,986	2,567
Prepaid expenses and other	35,289	24,409
Total current assets	381,368	364,453
Property, plant and equipment, net	238,970	244,989
Operating lease right-of-use assets	116,877	128,907
Goodwill, net	767,612	767,612
Other long-term assets, net	61,024	64,608
Total assets	$1,565,851	$1,570,569

Current maturities of long-term debt	$7,501	$7,659
Short-term lease liability - operating	33,383	33,598
Accounts payable & accrued expenses	136,381	141,685
Total current liabilities	177,265	182,942
Long-term debt, less current maturities	363,284	365,825
Deferred income taxes	3,792	—
Long-term lease liability - operating	90,570	102,846
Other long-term liabilities	2,700	2,958
Total liabilities	637,611	654,571
Stockholders' equity	928,240	915,998
Total liabilities & stockholders' equity	$1,565,851	$1,570,569

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	October 31,
	2025	2024

Net cash provided by operating activities	$44,251	$52,733
Net cash used by investing activities	(20,221)	(22,587)
Net cash used by financing activities	(20,159)	(60,827)
Net increase (decrease) in cash and cash equivalents	3,871	(30,681)
Cash and cash equivalents, beginning of period	48,195	87,398

Cash and cash equivalents, end of period	$52,066	$56,717

AMWD Announces Second Quarter Results

November 25, 2025

Non-GAAP Financial Measures

We have reported our financial results in accordance with GAAP, and have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, and (3) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the pending merger with MasterBrand, Inc., (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, and (6) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the currently proposed merger with MasterBrand, (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) change in fair value of foreign exchange forward contracts, and (5) the tax benefit of items (1) - (4).

Free cash flow

We use free cash flow to better understand cash flow trends in our business. We believe this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations. We define free cash flow as net cash provided by operating activities less capital expenditures consisting of (1) cash payments to acquire property, plant and equipment and (2) cash investments in promotional displays.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing-twelve months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

AMWD Announces Second Quarter Results

November 25, 2025

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands)	2025	2024	2025	2024

Net income (GAAP)	$6,097	$27,686	$20,692	$57,319
Add back:
Income tax expense	2,800	7,767	7,880	17,631
Interest expense, net	4,531	2,448	8,667	4,738
Depreciation and amortization expense	16,388	13,466	32,192	26,268
EBITDA (Non-GAAP)	$29,816	$51,367	$69,431	$105,956
Add back:
Merger related expenses (1)	6,484	—	9,285	—
Restructuring charges, net (2)	1,458	1,133	2,280	1,133
Net loss on debt modification	—	364	—	364
Change in fair value of foreign exchange forward contracts (3)	(1,058)	4,375	(4,614)	9,684
Stock-based compensation expense	2,627	2,864	4,887	5,805
Net loss on disposal of property, plant and equipment	315	84	609	142
Adjusted EBITDA (Non-GAAP)	$39,642	$60,187	$81,878	$123,084

Net Sales	$394,637	$452,482	$797,683	$911,610
Net income margin (GAAP)	1.5%	6.1%	2.6%	6.3%
Adjusted EBITDA margin (Non-GAAP)	10.0%	13.3%	10.3%	13.5%

(1) Merger-related expenses are comprised of expenses related to the pending merger with MasterBrand, Inc.
(2) Restructuring charges, net are comprised of expenses incurred related to the reduction in force implemented in the first and second quarters of fiscal 2026 in the U.S. and Mexico, the closure of the distribution facility located in Dallas, Texas, which was announced in August 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Second Quarter Results

November 25, 2025

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands, except share data)	2025	2024	2025	2024

Net income (GAAP)	$6,097	$27,686	$20,692	$57,319
Add back:
Merger related expenses	6,484	—	9,285	—
Restructuring charges, net	1,458	1,133	2,280	1,133
Change in fair value of foreign exchange forward contracts	(1,058)	4,375	(4,614)	9,684
Tax benefit of add backs	(1,811)	(1,510)	(1,828)	(2,874)
Adjusted net income (Non-GAAP)	$11,170	$32,048	$25,815	$65,626

Weighted average diluted shares (GAAP)	14,622,814	15,435,311	14,601,845	15,557,210

EPS per diluted share (GAAP)	$0.42	$1.79	$1.42	$3.68
Adjusted EPS per diluted share (Non-GAAP)	$0.76	$2.08	$1.77	$4.22

Free Cash Flow

	Six Months Ended
	October 31,
	2025	2024

Net cash provided by operating activities	$44,251	$52,733
Less: Capital expenditures (1)	20,237	22,592
Free cash flow	$24,014	$30,141

(1) Capital expenditures consist of cash payments to acquire property, plant and equipment and cash investments in promotional displays.

AMWD Announces Second Quarter Results

November 25, 2025

Net Leverage

Twelve Months Ended
October 31,
(in thousands)	2025

Net income (GAAP)	$62,829
Add back:
Income tax expense	17,331
Interest expense, net	14,269
Depreciation and amortization expense	61,089
EBITDA (Non-GAAP)	$155,518
Add back:
Merger related expenses (1)	9,285
Restructuring charges, net (2)	5,755
Net gain on debt modification	(374)
Change in fair value of foreign exchange forward contracts (3)	(10,763)
Stock-based compensation expense	7,071
Net loss on disposal of property, plant and equipment	929
Adjusted EBITDA (Non-GAAP)	$167,421

As of
October 31,
2025
Current maturities of long-term debt	$7,501
Long-term debt, less current maturities	363,284
Total debt	370,785
Less: Cash and cash equivalents	(52,066)
Net debt	$318,719

Net leverage (4)	1.90

(1) Merger-related expenses are comprised of expenses related to the pending merger with MasterBrand, Inc.
(2) Restructuring charges, net are comprised of expenses incurred related to the reduction in force implemented in the first and second quarters of fiscal 2026 in the U.S. and Mexico, the closure of the distribution facility located in Dallas, Texas, which was announced in August 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended October 31, 2025.

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